EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Columbia Sportwear Company on Form S-8 of our report dated February 6, 1998 (March 24, 1998 as to Notes 1, 2, and 9) appearing in the Registration Statement No. 333-43199 of Columbia Sportswear Company on Form S-1 under the Securities Act of 1933.


DELOITTE & TOUCHE LLP


Portland, Oregon
May 21, 1998